Exhibit 10.15

EXECUTION VERSION

This TRANSACTION AND MANAGEMENT FEE AGREEMENT (this “Agreement”) is dated as of July 29, 2010 and is among Igloo Merger Corporation, a Delaware corporation (together with its successors, the “Company”), Silver Lake Management Company III, L.L.C., a Delaware limited liability company (“SLMC”), and Warburg Pincus LLC, a New York limited liability company (“WP”, and together with SLMC, the “Managers” and each a “Manager”).

BACKGROUND

1. The Company has entered into an Agreement and Plan of Merger, dated as of May 3, 2010 (as may be amended, supplemented or modified, the “Merger Agreement”), by and among Hg Investors LLC, a Delaware limited liability company, the Company, and Interactive Data Corporation, a Delaware corporation (“IDC”).

2. In accordance with the Merger Agreement, the Company is merging with and into IDC (the “Merger”), with IDC surviving the Merger. As a result, IDC shall succeed to and assume all the rights and obligations of the Company in accordance with the Merger, including the obligations set forth in this Agreement. References in this Agreement to the Company encompass IDC after the Merger.

3. Each of the Managers has expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company, IDC and their business and has facilitated the Merger and certain other related transactions (collectively, the “Transactions”) through its provision of financial and structural analysis, due diligence investigations, other advice and negotiation assistance with all relevant parties to the Transactions. Each of the Managers has also provided advice and negotiation assistance with relevant parties in connection with the financing of the Transactions as contemplated by the Merger Agreement.

4. The Company desires to avail itself, for the Term of this Agreement, of each of the Managers’ expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the Company believes will be beneficial to it, and each of the Managers desires to provide the services to the Company as set forth in this Agreement in consideration of the payment of the fees described below.

5. The rendering by each of the Managers of the services described in this Agreement has been made and will be made on the basis that the Company will pay, or cause to be paid, the fees described below.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Transaction and M&A Management Fees. In consideration of each Manager undertaking financial and structural analysis, due diligence investigations, corporate strategy and other advice and negotiation assistance necessary in order to enable the Transactions to be consummated, the Company will pay at the Closing (as defined in the Merger Agreement) of the Merger (the date of such Closing, the “Closing Date”) a non-refundable and irrevocable transaction fee, by wire transfer of immediately available funds to the bank account or accounts designated by each Manager, of (a) $25,000,000 to SLMC (or its designees) and (b) $25,000,000 to WP (or its designees).

SECTION 2. Appointment. The Company hereby engages each of the Managers to render the Services (as defined in Section 3(a)) on the terms and subject to the conditions of this Agreement.

SECTION 3. Services. (a) Each Manager, severally and not jointly, agrees that until the expiration of the Term (as defined below) or the earlier termination of its obligations under this Section 3 pursuant to Section 4(d) hereof, it will render to the Company or any of its subsidiaries, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents and third parties as such Manager in its sole discretion may designate from time to time, monitoring, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, as and to the extent requested by the Company, in each case as the Company shall reasonably and specifically request by way of written notice to the Managers, which notice shall specify the services required of the Managers, including, without limitation, (i) advice regarding the structure, distribution and timing of private or public debt or equity offerings and advice regarding relationships with the Company’s and its subsidiaries’ lenders and bankers, including in relation to the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers or other financial advisors or consultants, (ii) advice regarding the strategy of the Company and its subsidiaries, (iii) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company, (iv) general advice regarding dispositions and/or acquisitions, (v) advice regarding the business of the Company and its subsidiaries and (vi) such other advice directly related or ancillary to the above services as may be reasonably requested by the Company (collectively, the “Services”). Neither Manager will have any obligation to provide any other services to the Company or its subsidiaries absent an agreement between such Manager and the Company or its subsidiaries over the scope of such other services and the payment therefor.

(b) It is expressly agreed that the Services to be rendered hereunder will not include investment banking or other financial advisory services which may be provided by each of the Managers or any of their respective affiliates to the Company, or any of its subsidiaries, in connection with any specific proposed acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities, financing or similar transaction by the Company or any of its subsidiaries (each, a “Future Transaction”). Each of the Managers may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence (collectively, the “Additional Services”) by mutual agreement of the Company or such subsidiary, on the one hand, and each of the Managers or their respective relevant affiliates, on the other hand (it being understood that the only such additional compensation that the Managers may be entitled to receive in connection with an IPO (as defined in the Shareholders Agreement, dated as of July 29, 2010, by and among the investors named therein, Igloo Holdings Corporation (“Parent”), Igloo Intermediate Corporation (“Holdings”) and IDC (as amended from time to time, the “Shareholders Agreement”)) or a Change of Control (as defined in the Shareholders Agreement) or other liquidity event in which the Sponsors sell their interests in Parent, shall be the consideration described in Section 4(d)); provided, however, that any such additional compensation for Additional Services shall be split evenly between each of the Managers (or their respective affiliates); and provided; further, that any additional compensation contemplated in this Section 3(b) shall only be payable to the extent that the Managers determine in good faith that (i) the Additional Services for which such additional compensation is being paid would have otherwise been provided to the Company or any of its subsidiaries in connection with such Future Transaction by one or more unaffiliated third parties and (ii) the amount of such additional compensation is comparable to the compensation that would have been paid by the Company and its subsidiaries in an arm’s length transaction to third parties rendering similar services to the Company or any of its subsidiaries in connection with such Future Transaction.

(c) The Managers shall perform all services to be provided hereunder as an independent contractor to the Company and not as employees, agents or representatives of the Company.

SECTION 4. Management and Other Fees.

(a) In consideration of the Services being rendered by the Managers, the Company will pay, or will cause to be paid, to the Managers an aggregate annual non-refundable and irrevocable management fee (the “Management Fee”) of $3,000,000, payable in quarterly installments in arrears at the end of each calendar quarter, subject to adjustment from time to time as set forth below. The initial Management Fee shall be pro rated to reflect the portion of the current calendar year which has elapsed prior to the Closing Date. The Management Fee shall be apportioned such that each Manager shall receive 50% of the Management Fee (including each installment payment thereof).

(b) In the event the Company or any of its subsidiaries enters into a business combination transaction with another entity that is large enough to constitute a “significant subsidiary” of the Company under any of the relevant tests contained in Regulation S-X as promulgated by the Securities and Exchange Commission, the Company and the Managers will mutually agree, following good faith negotiations, on an appropriate increase in the Management Fee as warranted by the increase in the consolidated size of the Company. Such increase in the Management Fee will be pro rated on the basis of the number of days elapsed in the then applicable quarter in which such transaction is consummated.

(c) To the extent the Company cannot pay, or cause to be paid, the Management Fee for any reason, including by reason of any prohibition on such payment pursuant to any applicable law or the terms of any agreement or indenture governing indebtedness of the Company or its subsidiaries, the payment by the Company or any of its subsidiaries to the Managers of the accrued and payable Management Fee will be deferred and will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Management Fee is no longer prohibited under any such agreement or indenture applicable to the Company and the Company or its subsidiaries, as applicable, is otherwise able to make such payment, or cause such payment to be made and (ii) total or partial liquidation, dissolution or winding up of the Company. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company or its subsidiaries, any forbearance of collection of the Management Fee by either Manager shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company or its subsidiaries (including, without limitation, the other Manager). Any such forbearance shall be at such Manager’s sole option and discretion and shall in no way impair such Manager’s right to collect such payments or the other Manager’s right to collect any payment hereunder. Any installment of the Management Fee not paid on the scheduled due date shall not bear interest.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Requisite Managers may elect, in their sole discretion by the delivery of written notice to the Company, at any time in connection with or in anticipation of a Change of Control or an IPO to receive, in consideration of the Managers’ role in facilitating the same and in settlement of the termination of the Services, (i) any remaining accrued and unpaid Management Fees (including any accrued and unpaid installment payments thereof) payable by the Company under this Agreement and (ii) a single lump sum non-refundable and irrevocable cash payment (the “Lump Sum Fee”) equal to the lesser of (x) the then present value (using a discount rate equal to the yield to maturity on the date of such written notice of the class of outstanding U.S. government bonds having a final maturity closest to the eighth anniversary of the date of such election (the “Discount Rate”)) of all then current and future Management Fees payable under this Agreement, assuming the expiration of the Term is the eighth anniversary of the date of such election and (y) $50,000,000. Promptly after the receipt of such written notice (or at such other time as designated therein by the Requisite Managers), the Company shall pay the Lump Sum Fee and any accrued and unpaid Management Fees (including any accrued and unpaid installment payments thereof) to the Managers (or their respective designees) by wire transfer in same-day funds to the bank account or accounts designated by each Manager, which payment shall not be refundable under any circumstances. The Lump Sum Fee shall be apportioned such that each Manager shall receive 50% of the Lump Sum Fee. Upon the giving of such notice, the obligation of each Manager to provide the Services hereunder, and the obligations of the Company to pay Management Fees (except as provided in this Section 4(d)), shall be terminated, but all other provisions of this Agreement shall continue unaffected. For purposes of this Agreement, “Requisite Manager” shall mean (a) in connection with a Change of Control, both Managers (unless there is a Controlling Sponsor (as defined in the Shareholders Agreement) at such time, in which case the Manager that is an affiliate of such Controlling Sponsor shall be the only Requisite Manager) and (b) in connection with an IPO, both Managers (unless (i) the IPO was required by an Initiating Sponsor (as defined in the Shareholders Agreement), in which case the Manager that is an affiliate of the Initiating Sponsor shall be the only Requisite Manager or (ii) there is a Controlling Sponsor at such time, in which case the Manager that is an affiliate of such Controlling Sponsor shall be the only Requisite Manager).

(e) To the extent the Company does not pay, or cause to be paid, any portion of the Lump Sum Fee by reason of any prohibition on such payment pursuant to any applicable law or the terms of any agreement or indenture governing indebtedness of the Company or its subsidiaries, any unpaid portion of the Lump Sum Fee shall be paid to the Managers immediately on the earlier of (i) the first date on which the payment of such unpaid amount is no longer prohibited pursuant to such applicable law or under any such agreement or indenture applicable to the Company and the Company or its subsidiaries, as applicable, is otherwise able to make such payment, or cause such payment to be made and (ii) a total or partial liquidation, dissolution or winding up of the Company. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company or its subsidiaries, any forbearance of collection of the Lump Sum Fee by either Manager shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company or its subsidiaries (including, without limitation, the other Manager). Any such forbearance shall be at such Manager’s sole option and discretion and shall in no way impair such Manager’s right to collect such payments or the other Manager’s right to collect any payment hereunder. Any portion of the Lump Sum Payment not paid on the scheduled due date shall not bear interest.

SECTION 5. Reimbursements. In addition to the fees payable pursuant to this Agreement, the Company will pay, or cause to be paid, directly, or reimburse each Manager and each of its affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the out-of-pocket costs and expenses incurred by each Manager and its affiliates, whether incurred on, prior to or after the date hereof, in connection with the Transactions and the Services or other services provided by them under this Agreement (including prior to the Closing), or in order to make Securities and Exchange Commission and other legally required filings relating to the ownership, directly or indirectly, of equity securities of the Company, its controlling persons or its subsidiaries by such Manager or its affiliates, or otherwise incurred by such Manager or its affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by such Manager or its affiliates of capital stock of the Company, its controlling persons or its subsidiaries, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by such Manager or any of its affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Manager or any of its affiliates, and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with such Manager’s or its affiliates’ ordinary operations. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company by the relevant payee.

SECTION 6. Indemnification. The Company will indemnify and hold harmless each Manager and its former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees (each a “Related Party”) or any Related Party of any Related Party (each such person being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages, liabilities and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with (a) the Transactions, the Services or other services contemplated by this Agreement or the engagement of the Managers pursuant to, and the performance by the Managers of the Services or other services contemplated by, this Agreement, (b) such Manager’s or its respective affiliates’ ownership of Shares (as defined in the Shareholders Agreement) or any other securities of Parent or any of its subsidiaries, or such Manager’s or its affiliates’ control or ability to influence Parent or any of its subsidiaries (other than any such Liabilities to the extent such Liabilities arise out of any breach of the Shareholders Agreement by such Indemnified Party or its affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or affiliates) or (c) the business, operations, properties, assets or other rights or liabilities of Parent or any of its subsidiaries, in each case, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by Parent, Holdings, the Company or any of their respective subsidiaries; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified Liabilities which is permissible under applicable law. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct, bad faith or fraud of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted solely from the willful misconduct, bad faith or fraud of such Indemnified Party. For the avoidance of doubt, in no event shall Parent, Holdings, the Company or any of their respective subsidiaries have any liability to any Indemnified Party for any Liabilities arising from any failure to agree to any conditions, restrictions, obligations or requirements in connection with applicable antitrust laws, except to the extent such failure arises in connection with a transaction in which Parent, Holdings, the Company or any of their respective subsidiaries are party.

The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities (as defined below) to, be fully and primarily responsible for the payment to the Indemnified Parties in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the General Corporation Law of the State of Delaware, as amended, (ii) this Agreement, (iii) the certificate of incorporation and bylaws of the Company, as amended, (iv) any other agreement between the Company or any Controlled Entity and the Indemnified Parties pursuant to which the Indemnified Parties are indemnified, (v) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Parties may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company, or any Controlled Entity) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery the Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to the Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this paragraph as though each such Controlled Entity was a party to this Agreement.

For purposes of this Agreement, the term (a) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company or operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnified Party-Related Entity, on the other hand, and (b) the term “Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

SECTION 7. Accuracy of Information. The Company shall furnish or cause to be furnished to each of the Managers such information as each of the Managers believes reasonably appropriate to render the Services and other services contemplated by this Agreement and to comply with the Securities and Exchange Commission or other legal requirements relating to the beneficial ownership, directly or indirectly, by the Managers or their respective affiliates and their respective members, officers and employees of equity securities of the Company or any controlling person or subsidiary thereof (all such information so furnished, the “Information”). The Company recognizes and confirms that the Managers (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services and other services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

SECTION 8. Term. This Agreement will become effective as of the Effective Time (as defined in the Merger Agreement) and (except as otherwise provided herein) will continue until the eighth anniversary of the date hereof (the “Term”); provided, however, that the Term of this Agreement shall automatically be extended thereafter for successive one-year periods unless either the Company or both Managers deliver a written notice to the other of its desire to terminate this Agreement at least 90 days prior to such eight-year anniversary or the expiration of any such one-year period thereafter. Notwithstanding anything to the contrary set forth herein, (x) the expiration of the Term will not affect the obligations of the Company to pay, or cause to be paid, any amounts accrued but not yet paid as of the date of such expiration and (y) the provisions of Sections 4(c), 4(e), 5, 6, 7, 8, 9 and 10 hereof will survive the expiration of the Term. The Management Fee will accrue and be payable with respect to the entire calendar year of the Company in which the Term expires.

SECTION 9. Disclaimer, Release and Limitation of Liability.

(a) Disclaimer; Standard of Care. Neither Manager nor any of their respective affiliates makes any representation or warranty, express or implied, in respect of the Services to be provided hereunder. In no event shall a Manager or any Indemnified Party be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct, bad faith or fraud of such Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that each Manager and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which such Manager or its affiliates may serve as an advisor, a director or in some other capacity, in recognition that such Manager and its affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and the Managers (or one or more of their respective affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, in recognition of the benefits to be derived by the Company hereunder, and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 9(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Managers. Except as a Manager may otherwise agree in writing after the date hereof:

(i) Each Manager and its affiliates (including one or more associated investments funds or portfolio companies) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that such Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 9(b); and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(ii) Each Manager and its affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 9(b)(i) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require any Manager or any of their respective affiliates to act in a manner inconsistent with the provisions of this Section 9(b).

(iii) Neither the Managers nor any of their respective affiliates shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 9(b) or of any such person’s participation therein.

(c) Release. The Company hereby irrevocably and unconditionally releases and forever discharges each Manager and each other Indemnified Party from any and all liabilities, claims and causes of action related to or arising out of or in connection with the Transactions, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Services or other services contemplated by, this Agreement that the Company may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes willful misconduct, bad faith or fraud of such Manager or Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction. In no event shall a Manager or such Manager’s Indemnified Parties be liable for any such willful misconduct, bad faith or fraud of the other Manager or such other Manager’s Indemnified Parties.

(d) Limitation of Liability. In no event will any Manager or any Indemnified Party be liable to the Company or any of its affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to or arising out of or in connection with the Transactions, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Services or other services contemplated by, this Agreement that the Company may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes willful misconduct, bad faith or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in excess of the fees actually received by such Manager hereunder.

(e) Several Not Joint Obligations. The obligations of each Manager under this Agreement are several and not joint with the obligations of the other Manager, and no Manager shall be responsible in any way for the performance of the obligations of the other Manager under this Agreement.

SECTION 10. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b) Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally, sent by facsimile or e-mail with confirmed receipt, or delivered by overnight courier or certified or registered mail, postage prepaid, addressed as follows or to such other address of which the parties may have given written notice:

if to SLMC:

with a copy (which copy shall not constitute notice) to:

if to WP:

with a copy (which copy shall not constitute notice) to:

if to the Company:

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile or e-mail with confirmed receipt, (ii) one business day after being sent by overnight courier and (iii) three business days after being sent by certified or registered mail.

(c) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

(e) Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10(b) hereof is reasonably calculated to give actual notice.

(f) Each of the parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

(g) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of both Managers; provided, however, that each Manager may assign or transfer its duties or interests hereunder to any of its affiliates (other than any portfolio companies affiliated with such Manager) at the sole discretion of such Manager. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) each of the Indemnified Party-Related Entities shall be third-party beneficiaries with respect to Section 6 hereof and (ii) each of the Indemnified Parties shall be third-party beneficiaries with respect to Sections 6 and 9 hereof, in each case entitled to enforce such provisions as though each such Indemnified Party-Related Entity or Indemnified Party, as applicable, were a party to this Agreement.

(h) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(i) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(j) Each payment made by the Company pursuant to this Agreement shall be paid by wire transfer of immediately available federal funds to such account or accounts as specified by the Managers to the Company prior to such payment.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction and Management Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT
COMPANY III, L.L.C.

By:	/s/ GLENN H. HUTCHINS
Name:	Glenn H. Hutchins
Title:	Managing Member

WARBURG PINCUS LLC

By:	/s/ CARY DAVIS
Name:	Cary Davis
Title:

IGLOO MERGER CORPORATION

By:	/s/ SEAN DELEHANTY	/s/ CARY DAVIS
Name:	Sean Delehanty	Cary Davis
Title:	Vice-President and Secretary	Vice President and Treasurer

[Transaction and Management Fee Agreement]